Salona Global Medical Device Corporation Posts 33% Quarterly Revenue Growth and 38% Quarterly Gross
Profit Growth for the Fiscal Third Quarter Ending November 30, 2021; Announces Timing and Details for
the Quarterly Earnings Call and 10-Q Filing; Recruits Full-Term Chief Financial Officer

San Diego, California - January 13, 2022 - Salona Global Medical Device Corporation ("Salona" or the "Company") (TSXV:SGMD), an acquisition-oriented medical device company serving the global injury and surgery recovery (known as recovery science) market, announced today it posted revenue growth of 33% quarter-over-quarter for the fiscal third quarter ending November 30, 2021 and 38% gross profit growth for the same period. The Company also announced the appointment of Melissa Polesky-Meyrowitz, CPA, previously Senior Controller, as Chief Financial Officer of the Company, replacing the previous interim appointment.

Revenue and Profit Headlines

  Increased revenues 33% from the previous quarter, from $3,973,773 to $5,286,702
  Increased gross profit 38% from the previous quarter, from $1,204,171 to $1,662,636
  Management reiterates revenue targets approaching $40,000,000 annualized run-rate for February 2022, with estimated gross margins of between 30-35%
  Increased annual run-rate revenue in December 2021 to over $32,000,000 as a result of significant organic growth
  While the ongoing COVID-19 pandemic continues to pose unique supply chain challenges, December revenues were more in line with the demand from customers

On Tuesday, January 18, 2022, at 4:45pm (ET), Chairman Les Cross will hold an earnings call (see details below) to discuss the results, including details on organic growth for the quarter, deal flow and acquisition status and details about revenues and profits in the current quarter.

Fiscal Third Quarter Earnings Call Dial In: +1 (866) 518-6930

Passcode: SALONA

The financial statements for the three and nine months ended November 30, 2021 and related management discussion and analysis (in the form of a quarterly report on Form 10-Q) will be filed on SEDAR and with the United States Securities and Exchange Commission (the "SEC") on Friday, January 14, 2022 after market close.

"It has now been just two quarters since our listing and we are well on our way to executing our business plan" said Les Cross, Chairman of Salona Global. "We listed with $16 million in annual revenue just seven months ago and by the end of February 2022 we expect to be approaching a $40 million run rate revenue with estimated gross margins of approximately 30-35%, through the execution of our growth strategy, which includes acquisitions and organic growth post-acquisition.

"We had a strong quarter with fantastic growth. While we have seen acquisitions take longer than usual, we are seeing our organic growth really take off, enabling us to hit our financial targets with fewer acquisitions than we had originally planned. I also want to note a few highlights about our progress: first, we have achieved our revenue targets in just eight months without using any of the cash we raised in the concurrent financing closed in May 2021; second, we have seen an outsized impact on our revenue from organic growth, far more than expected; third, we have generated operational profits in the face of significant supply chain issues. In fact, our third quarter demand was much higher than our revenues suggest. Our profit was impacted temporarily, but as these supply chain issues are resolved globally, we too should see an uptick in revenues and profits as we fill the substantial volume of outstanding orders. We are seeing that effect already in December 2021, where we had strong growth. I look forward to providing color and details on our earnings call next Tuesday."

Melissa Polesky-Meyrowitz, CPA, has been appointed the Chief Financial Officer for the Company. Mrs. Polesky-Meyrowitz is a CPA with a BBA in accounting from Hofstra University. She has over ten years' experience in the accounting and taxation. She was previously an International Tax Services Supervisor at RSM, LLP and an US Tax Compliance and Advisory Manager at Richter LLP located in Toronto. Melissa has previously worked with the Company in the role of senior controller.

In connection with Mrs. Polesky-Meyrowitz's appointment, the board of directors of the Company has approved a grant to her of 150,000 stock options under its Stock Option Plan. Such options will have an effective date on the third trading day after the Corporation's third quarter financial statements are filed on SEDAR and will have an exercise price equal to the closing price of the common shares of the Corporation on the TSX Venture Exchange on the second trading day after such financial statements are filed. The options will be subject to a TSXV Venture Exchange 4 month hold and will expire five years from the date of issuance.

"As the Company has matured, we have recruited an excellent executive in Melissa. She has the talent and capacity to manage the challenging mix of US and Canadian tax and accounting issues that Salona will face in its next growth phase and is a much needed addition as we move away from interim positions for key officers."

For more information please contact:

Les Cross
Chairman of the Board and Interim Chief Executive Officer
Tel: 1 (800) 760-6826
Email: Info@Salonaglobal.com

Additional Information

There can be no assurance that any acquisition will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing additional acquisitions. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: acquisition targets achieving results at least as good as their historical performances; the financial information regarding targets being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; the Company successfully identifying, negotiating and completing additional acquisitions, including accretive acquisitions; the Company organically growing including new sales from its new GPO LLC, of at least $11 million from September 30, 2021 to February 28, 2022 and completing at least one acquisition that add at least $5 million in new revenue in order to meet fiscal 2022 guidance. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona operates; the ability of Salona to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona is exposed; the failure of third parties to comply with their obligations to Salona or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in the investor call is made as of the date of the investor call and Salona undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.